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Exhibit 10.3

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AETHLON MEDICAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

PRINCIPAL AMOUNT $___________                     ISSUE DATE: DECEMBER 30, 2008

                                CONVERTIBLE NOTE

         FOR VALUE RECEIVED, AETHLON MEDICAL, INC., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to __________(the "Holder") or order, without demand, the sum of __________Dollars ($_________), with interest accruing thereon, on July 1, 2009 (the "Maturity Date"), if not retired sooner.

         This Note has been entered into pursuant to the terms of a Modification and Amendment Agreement between the Borrower and the Holder, dated of even date herewith (the "Modification Agreement"), and shall be governed by the terms of such Modification Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Modification Agreement. The following terms shall apply to this Note:

                                    ARTICLE I

                               GENERAL PROVISIONS

         1.1 INTEREST RATE. Interest payable on this Note shall accrue at the annual rate of ten percent (10%) and be payable on the 90th day after the Issue Date and on the last day of each calendar quarter thereafter and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

         1.2 PAYMENT GRACE PERIOD. The Borrower shall have a five (5) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of fifteen percent (15%) per annum.

         1.3      CONVERSION PRIVILEGES. The Conversion Privileges set forth in
Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof; provided, that if an Event of Default has occurred, the Borrower may not pay this Note, without the consent of the Holder, until one year after the later of the date the Event of Default has been cured or one year after the Maturity Date.




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                                   ARTICLE II

                                CONVERSION RIGHTS

         The Holder shall have the right to convert the principal and any interest due under this Note into Shares of the Borrower's Common Stock, $.001 par value per share ("Common Stock") as set forth below.

         2.1.     CONVERSION INTO THE BORROWER'S COMMON STOCK.

                  (a) The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued interest, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the "Delivery Date") that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note, if any, through the Conversion Date directly to the Holder on or before the Delivery Date. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price.

                  (b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be equal to the lesser of (i) $0.25 ("Maximum Conversion Price"), and (ii) eighty percent (80%) of the three day average of the closing bid prices of the Common Stock as reported by Bloomberg L.P. on the date preceding a Conversion Date ("Variable Conversion Price"), subject to a "Floor Price" of $0.15.

                  (c) The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                           A.       Merger, Sale of Assets, etc. If the Borrower
at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                           B.       Reclassification, etc. If the Borrower at
any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would


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have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                           C.       Stock Splits, Combinations and Dividends. If
the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event..

                           D.       Share Issuance. Other than in connection
with the Excepted Issuances (as defined in the Subscription Agreement dated December 5, 2007 ("Subscription Agreement")), if at any time while this Note is outstanding, the Borrower shall agree to or issue (the "Lower Price Issuance") any shares of Common Stock or securities convertible into or exercisable directly or indirectly for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Floor Price, then the Conversion Price shall automatically be reduced to such other Lower Price Issuance. For purposes of the adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock (other than Excepted Issuances) shall result in the adjustment of the Conversion Price where such right to convert is at a price lower than the Floor Price. The reduction of the Conversion Price described in this paragraph is in addition to other rights of the Holder described in this Note and the Modification Agreement. For the avoidance of doubt, if for example, the Lower Price Issuance is $0.10, then the Conversion Price shall be reduced to $0.10.

                  (d)      Whenever the Conversion Price is adjusted pursuant to
Section 2.1(c) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

                  (e) During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 150% of the amount of shares of Common Stock issuable upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

         2.2 METHOD OF CONVERSION. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Modification Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

         2.3. MAXIMUM CONVERSION. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would

                                       2

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result in beneficial ownership by the Holder and its affiliates of more than
4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of 4.99%. The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder.

                                   ARTICLE III

                                EVENT OF DEFAULT

                  The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

                  3.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due.

                  3.2 BREACH OF COVENANT. The Borrower breaches any material covenant or other term or condition of the Modification Agreement, Subscription Agreement, Transaction Documents or this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

                  3.3 BREACH OF REPRESENTATIONS AND WARRANTIES. Any material representation or warranty of the Borrower made herein, in the Modification Agreement, Subscription Agreement, Transaction Documents, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

                  3.4 RECEIVER OR TRUSTEE. The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

                  3.5 JUDGMENTS. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

                  3.6 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within 45 days of initiation.

                  3.7 DELISTING. Delisting of the Common Stock from any Principal Market; failure to comply with the requirements for continued listing

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on a Principal Market for a period of ten (10) consecutive trading days; or
notification from a Principal Market that the Borrower is not in compliance with the conditions for such continued listing on such Principal Market.

                  3.8 NON-PAYMENT. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $100,000 for more than twenty days after the due date, unless the Borrower is contesting the validity of such obligation in good faith and has segregated cash funds equal to not less than one-half of the contested amount.

                  3.9 STOP TRADE. An SEC or judicial stop trade order or Principal Market trading suspension that lasts for five or more consecutive trading days.

                  3.10 NON-REGISTRATION EVENT. The occurrence of a Non-Registration Event as described in Section 11.4 of the Subscription Agreement.

                  3.11 FAILURE TO DELIVER COMMON STOCK OR REPLACEMENT NOTE. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and Sections 7 and 11 of the Subscription Agreement, or, if required, a replacement Note.

                  3.12 RESERVATION DEFAULT. Failure by the Borrower to have reserved for issuance upon conversion of the Note the amount of Common stock as set forth in this Note, the Modification Agreement and the Subscription Agreement.

                  3.13 FINANCIAL STATEMENT RESTATEMENT. The restatement of any financial statements filed by the Borrower with the Securities and Exchange Commission for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect.

                  3.14 OTHER NOTE DEFAULT. The occurrence of any Event of Default under any Other Note between Borrower and Holder.

                  3.15 CROSS DEFAULT. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement to which Borrower and Holder are parties which is not cured after any required notice and/or cure period.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  4.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  4.2 UNCONDITIONAL OBLIGATION. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies Holder may have, may be enforced against Borrower by summary proceeding pursuant to N.Y. Civil Procedure Law and Rules
Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.



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                  4.3      NOTICES. All notices, demands, requests, consents,
approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Aethlon Medical, Inc., 3030 Bunker Hill Street, Suite 4000, San Diego, CA 92109, Attn: James A. Joyce, CEO, telecopier: (858) 272-2738, with a copy by telecopier only to: McCormick Legal Advisors, Inc., 707 Wilshire Blvd., Suite 2025, Los Angeles, CA 90017,
Attn: Jennifer A. Post, Esq., telecopier: (213) 223-1810, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note, with a copy by telecopier only to_____________.

                  4.4 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                  4.5 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

                  4.6 COST OF COLLECTION. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

                  4.7 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder. THIS NOTE SHALL BE DEEMED AN UNCONDITIONAL OBLIGATION OF BORROWER FOR THE PAYMENT OF MONEY AND, WITHOUT LIMITATION TO ANY OTHER REMEDIES OF HOLDER, MAY BE ENFORCED AGAINST BORROWER BY SUMMARY PROCEEDING PURSUANT TO NEW YORK CIVIL PROCEDURE LAW AND RULES SECTION 3213 OR ANY SIMILAR RULE OR STATUTE IN THE JURISDICTION WHERE ENFORCEMENT IS SOUGHT. FOR PURPOSES OF SUCH RULE OR STATUTE, ANY OTHER DOCUMENT OR AGREEMENT TO WHICH HOLDER AND BORROWER ARE PARTIES OR WHICH BORROWER DELIVERED TO HOLDER, WHICH MAY BE

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CONVENIENT OR NECESSARY TO DETERMINE HOLDER'S RIGHTS HEREUNDER OR BORROWER'S
OBLIGATIONS TO HOLDER ARE DEEMED A PART OF THIS NOTE, WHETHER OR NOT SUCH OTHER DOCUMENT OR AGREEMENT WAS DELIVERED TOGETHER HEREWITH OR WAS EXECUTED APART FROM THIS NOTE.

                  4.8 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

                  4.9 SHAREHOLDER STATUS. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have all the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower.

                  4.10 CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

                  4.11 REDEMPTION. This Note may not be redeemed, called or prepaid without the consent of the Holder.

                  4.12 NON-BUSINESS DAYS. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

         IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the ____ day of December, 2008.

                                            AETHLON MEDICAL, INC.


                                            By:________________________________
                                               Name:
                                               Title:

WITNESS:


________________________



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                              NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)


         The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by Aethlon Medical, Inc. on December 30, 2008 into Shares of Common Stock of Aethlon Medical, Inc. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.



Date of Conversion:_____________________________________________________________


Conversion Price:_______________________________________________________________


Shares To Be Delivered:_________________________________________________________


Signature:______________________________________________________________________


Print Name:_____________________________________________________________________


Address:________________________________________________________________________

        ________________________________________________________________________